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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


             Addendum to Prospectus Supplement Dated April 7, 2005


                                                     Dated: April 8, 2005

                                STATE OF ISRAEL
                  FIFTH LIBOR FLOATING RATE ISSUE DOLLAR BONDS
                  --------------------------------------------

Initial Interest Rate for the Bonds purchased during April 2005 is 4.0375%. This interest rate was calculated as follows:

Applicable LIBOR      +    Number of basis points          =       Initial Rate
For April 2005             set by State of Israel
                           at beginning of this monthly
                           sales period

3.4375%               +    60 Basis Points                 =       4.0375%

Applicable LIBOR is then adjusted  June 1 and December 1.

Bonds purchased in May 2005 will receive the rate and spread in effect for that sales period.